                                                                    Exhibit A-23

ARTICLES OF AMENDMENT OF THE
ARTICLES OF INCORPORATION

State Form 38333

[Seal of the state of Indiana]

                          ARTICLES OF AMENDMENT OF THE
                          ARTICLES OF INCORPORATION OF:

Name of the Corporation:   EnergyUSA Commercial, Inc.

Date of incorporation:     01/31/1997

The undersigned officer of the above reference Corporation, (hereinafter referred to as the "Corporation") existing pursuant to the provisions of:
Indiana Business Corporation Law as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

                             ARTICLE I: Amendment(s)

The exact text of Article(s) I of the Articles:

"The name of the Corporation is EnergyUSA Commercial Energy Services, Inc."

                     ARTICLE II: Manner of Adoption and Vote

Date of each amendment's adoption:  January 31, 2000

                    ARTICLE III: Manner of Adoption and Vote

Mark inapplicable section:

__ Section 1: This amendment was adopted by the Board of Directors or incorporators and shareholders action was not required.

_x_ Section 2: The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by:

C. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

              __ Shares entitled to vote.
              __ Number of shares represented at the meeting.
              __ Shares voted in favor.
              __ Shares voted against.

D. Written consent executed on January 31, 2000 and signed by all such shareholders.


                 ARTICLE IV: Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the Provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 31st day of January 2000

/s/ Donald K. Elder
Vice President

                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:

                           ENERGYUSA COMMERCIAL, INC.

And said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.

The name of the corporation is amended as follows:

                   ENERGYUSA COMMERCIAL ENERGY SERVICES, INC.

NOW, THEREFORE, with this document I certify that said transaction will become effective Tuesday, February 15, 2000.

[Seal of the State of Indiana]


                                    In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this February 15, 2000.

                                    /s/ Sue Ann Gilroy, Secretary of State